UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021

Sarepta Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14895	93-0797222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 274-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRPT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2021, the Board of Directors (the “Board”) of Sarepta Therapeutics, Inc. (the "Company") appointed Stephen L. Mayo, Ph.D. as a director of the Company, effective as of November 16, 2021, to serve as a member of Class II until the 2023 annual meeting of stockholders.

In accordance with the Company’s current Non-Employee Director Compensation Policy (the “Policy”), Dr. Mayo received an initial grant targeting $712,500 in value, which was divided equally into restricted stock units and stock options. The grant date was November 16, 2021 (the “Grant Date”). The restricted stock units and the stock options will vest in three equal annual installments beginning on the 1-year anniversary of the Grant Date, subject to Dr. Mayo's continued service on the Board.

In addition, consistent with the Policy, Dr. Mayo will receive cash compensation of $50,000 per year for his service on the Board, payable on a quarterly basis at the beginning of the applicable quarter. Dr. Mayo will also be eligible to receive annual grants of equity awards pursuant to, and in accordance with, the Policy as in effect from time to time.

On November 16, 2021, Louise Rodino-Klapac, Ph.D., the Company's Chief Scientific Officer, was promoted to Head of R&D, Chief Scientific Officer. Dr. Rodino-Klapac was granted 40,000 restricted stock units ("RSUs") pursuant to the Company's 2018 Equity Incentive Plan (the "2018 Plan") and Form of Restricted Stock Unit Award under the 2018 Plan. The grant date was November 16, 2021. Twenty-five percent of the shares of common stock underlying each RSU shall vest and become exercisable on the first anniversary of the date of grant, and twenty-five percent shall vest and become exercisable on each anniversary of such date of grant thereafter, such that the RSU grant will be fully vested and exercisable on the fourth anniversary of such date of grant.

On November 15, 2021, the Company and Gilmore O’Neill, M.B., M.M.Sc. mutually agreed to end Dr. O'Neill's employment with the Company, effective as of November 30, 2021 and entered into a Separation Agreement and General Release (the “Agreement”). Dr. O'Neill will serve as a consultant of the Company through the first quarter of 2022. Under the Agreement, Dr. O’Neill will receive compensation and benefits in accordance with the terms of the Employment Agreement between the Company and Dr. O’Neill, effective as of June 7, 2018. Pursuant to the terms of the Agreement, the outstanding equity awards issued to Dr. O’Neill as of November 30, 2021 shall continue to vest through the period in which Dr. O’Neill continues to provide consulting services to the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sarepta Therapeutics, Inc.

Date: November 17, 2021	By:	/s/ Douglas S. Ingram
Douglas S. Ingram
President and Chief Executive Officer